Exhibit 99

For Immediate Release

Wright Investors’ Service Holdings, Inc. Reports Results for the Year Ended December 31, 2016

Greenwich, CT, March 24, 2017 -- Wright Investors’ Service Holdings, Inc.  (OTC Markets: WISH) announced today revenue of $5,711,000 for the year ended December 31, 2016, compared to $6,025,000 of revenue reported for the year ended December 31, 2015.  The net loss was $(2,132,000) for the year ended December 31, 2016, $(0.11) per basic and diluted share, compared to a net loss of $(2,421,000), $(0.13) per basic and diluted share, for the year ended December 31, 2015.

For the year ended December 31, 2016, Adjusted EBITDA of the operating segment, before corporate expenses, equity compensation expense, change in liability for contingent consideration, amortization of stay and retention bonuses, and share of loss from equity investment in LLC, was $785,000 as compared to $366,000 for the year ended December 31, 2015, resulting in a 114% improvement in 2016 as compared to 2015.

Mr. Harvey Eisen, Chairman and Chief Executive Officer stated that “Our operating results have improved primarily due to reduced operating costs at both the corporate level and at the operating segment totaling $1,190,000 or 14%. Our Adjusted EBITDA improved by $550,000 or 44% as compared to the year ended December 31, 2015.  In addition, as discussed above, the Adjusted EBITDA of our operating segment, Wright Investors’ Service, Inc. (“Wright”), improved by 114% resulting in a profit of $785,000, or an improvement of $419,000.  We are committed to our focus on increasing assets under management in all of our business channels and will continue to identify new operating efficiencies and opportunities to invest in revenue generating activities”.

Wright Investors’ Service Holdings, Inc. through its wholly-owned subsidiary Wright Investors’ Service, Inc. is an investment management and financial advisory firm that is known for its disciplined and quality focus.  For more than 50 years, Wright has used well-defined and sophisticated investment strategies to help institutions, plan sponsors, bank trust departments, trust companies and individual investors achieve their financial objectives through a sensible approach to managing assets that balances risk and return.  At the center of Wright’s investment process is the Wright Investment Committee.  The Committee consists of a select group of senior investment professionals who are supported by an experienced staff. Founded as a research organization in 1960, Wright develops and publishes investment research reports on over 35,000 companies worldwide along with its established investment commentaries on the economy and investment markets.

Forward-Look Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the Company’s long-term growth prospects. Forward-looking information may be identified by such forward-looking terminology as “anticipate,” “believe,” “may,” “will,” and similar terms or variations of such terms.  These forward-looking statements involve significant risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Additional information on these and other risks, uncertainties and factors is included in Wright’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the SEC. You are urged to consider all such risks and uncertainties.  In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to, and do not plan to, update any such forward-looking statements, other than as required by law.

Contact:
Wright Investors’ Service Holdings, Inc.
Ira J. Sobotko
Vice President and Chief Financial Officer
914-242-5778

Tables Follow:

WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
 Non- GAAP Reconciliation- EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Year ended December 31,
	2016	2015
Loss from operations	$(2,132)	$(2,421)
Interest expense and other, net	100	244
Income tax expense	54	27
Depreciation and amortization	643	652
EBITDA	(1,335)	(1,498)

Equity based compensation	229	446
Change in liability for contingent consideration	-	(336)
Amortization of stay and retention bonuses	-	135
Share of loss (income) from equity investment in LLC	294	(74)
Relocation and severance costs	99	64
Adjusted EBITDA	$(713)	$(1,263)

EBITDA is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income. EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or cash flow, or as a measure of the Company’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA is calculated as EBITDA prior to non-cash stock compensation expense and non-recurring items shown above.

The Company through its wholly-owned subsidiary has one operating segment which is engaged in the investment management and financial advisory business and derives its revenue from investment management services, other investment advisory services and financial research. The Company’s corporate operations are not considered an operating segment and the Company does not allocate corporate expense for management and administrative services or income and expense related to other corporate activity to its operating segment to measure its operations.  The Company’s management utilizes adjusted EBITDA to measure segment performance.

Following is a reconciliation of adjusted EBITDA of the operating segment to loss from continuing operations before income taxes (in thousands):

	Year ended December 31,
	2016	2015
Adjusted EBITDA of operating segment	$785	$366

Other operating expenses:
Corporate	(1,498)	(1,629)
Depreciation and amortization	(643)	(652)
Equity based compensation	(229)	(446)
Amortization of stay and retention bonuses	-	(135)
Relocation and severance costs	(99)	(64)

Operating loss	(1,684)	(2,560)

Non- operating income (expense):
Interest expense and other, net	(100)	(244)
Share of income (loss) from investment in LLC	(294)	74
Change in fair value of contingent consideration	-	336

Loss from operations before income taxes	$(2,078)	$(2,394)

Following is a summary of the Company's total assets (in thousands):
	December 31,
	2016	2015
Operating segment	$6,224	$7,125
Corporate (1)	7,431	9,158
	$13,655	$16,283

(1) Consists principally of cash and cash equivalents

WRIGHT INVESTORS' SERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended December 31,
	2016	2015
Revenues
Investment management services	$2,240	$2,453
Other investment advisory services	2,765	2,839
Financial research and related data	706	733
	5,711	6,025
Expenses
Compensation and benefits	3,801	4,802
Other operating	3,594	3,783
	7,395	8,585

Operating loss	(1,684)	(2,560)
Share of (loss) income from Investment in LLC	(294)	74
Interest expense and other, net	(100)	(244)
Change in fair value of liability for contingent consideration	-	336
Loss from operations before income taxes	(2,078)	(2,394)
Income tax expense	(54)	(27)
Net loss	$(2,132)	$(2,421)

Basic and diluted net loss per share	$(0.11)	$(0.13)